Exhibit 4.11
First Supplemental Note
Deed Poll
Dated 1 July 2008
relating to the Note Deed Poll dated 29 April 2005 (“Note Deed Poll”) for the A$3,500,000,000 Medium Term Note Programme of Countrywide Financial Corporation
Countrywide Financial Corporation (“CFC”)
Red Oak Merger Corporation (“Corporation”)
FOR THE PURPOSES OF UNITED STATES FEDERAL INCOME TAX LAWS, THE REGISTERED NOTES AND THE BEARER NOTES ARE BOTH “BEARER OBLIGATIONS”. ANY UNITED STATES PERSON WHO HOLDS A NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER THE NOTES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF TO OR FOR THE ACCOUNT OR BENEFIT OF A US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR ANY APPLICABLE STATE SECURITIES LAW. THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED AS AN INVESTMENT COMPANY UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED.
FOR UNITED STATES FEDERAL INCOME TAX AND SECURITIES LAWS PURPOSES, EACH TRANCHE OF REGISTERED NOTES AND, FOR THE PURPOSES OF THAT TRANCHE OF REGISTERED NOTES ONLY, THIS DEED POLL, CONSTITUTE A TEMPORARY GLOBAL NOTE ISSUED IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND WILL BECOME A PERMANENT GLOBAL NOTE ON OR AFTER THE EXCHANGE DATE UPON AND TO THE EXTENT OF DELIVERY TO THE PAYING AGENT OF (A) A CERTIFICATE OR CERTIFICATES FROM AUSTRACLEAR LIMITED (AS OPERATOR OF THE AUSTRACLEAR SYSTEM) BASED UPON A WRITTEN CERTIFICATION OR CERTIFICATIONS FROM THE MEMBER ORGANISATIONS SHOWN IN THE RECORDS OF AUSTRACLEAR LIMITED AS HOLDING AN INTEREST IN THE NOTE AND DATED NOT EARLIER THAN THE EXCHANGE DATE IN SUBSTANTIALLY THE FORM SET OUT IN APPENDICES 1 AND 2 OF THIS DEED POLL RESPECTIVELY; OR (B) WHERE THE TRANCHE OF REGISTERED NOTES IS NOT SETTLED THROUGH THE AUSTRACLEAR SYSTEM, A CERTIFICATE OR CERTIFICATES FROM THE RELEVANT NOTEHOLDERS IN SUBSTANTIALLY THE FORM SET OUT IN APPENDIX 2 OF THIS DEED POLL. {US COUNSEL TO CONFIRM IF THIS LEGEND WHICH APPEARS ON THE NOTED DEE POLL IS REQUIRED FOR THIS FIRST SUPPLEMENTAL NOTE DEED POLL.]
Mallesons Stephen Jaques
Level 50
Bourke Place
600 Bourke Street
Melbourne Vic 3000
Australia
T +61 3 9643 4000
F +61 3 9643 5999
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(i)

Contents	Note Deed Poll
	1 Assumption	2

	Assumption of the Notes	2
	Name	2
	Benefit and entitlement	3
	Rights independent	3
	Noteholders bound	3
	Direction to hold this First Supplemental Note Deed Poll	3

	2 Miscellaneous	3

	Effect of this First Supplemental Note Deed Poll	3
	Note Deed Poll Remains in Full Force and Effect	3
	Note Deed Poll and Supplemental Note Deed Polls Construed Together	3
	Confirmation and Preservation of Note Deed Poll.	4
	Severability	4
	Terms Defined in the Note Deed Poll	4
	Addresses for Notices to the Corporation.	4
	Headings	5
	Benefits of First Supplemental Note Deed Poll	5
	Counterparts	5
	Governing law.	5

Note Deed Poll

Date:		1 July 2008

By:		COUNTRYWIDE FINANCIAL CORPORATION, a company incorporated with limited liability in the State of Delaware ( “CFC” )

And:		RED OAK MERGER CORPORATION, a company incorporated with limited liability in the State of Delaware (“Corporation ”)

In favour of:		Each person who is from time to time a Noteholder (as defined in the Note Deed Poll).

Recitals:

	A.	CFC is the Issuer under the Note Deed Poll dated 29 April 2005 (as amended and supplemented, the “Note Deed Poll ”), which provides for the constitution of the notes issued by CFC under a A$3,500,000,000 Medium Term Note Programme.

	B.	There is outstanding under the terms of the Note Deed Poll one or more series of notes (“Notes”).

	C.	Bank of America Corporation, CFC and the Corporation have entered into an Agreement and Plan of Merger (“Merger Agreement”), dated as of 11 January 2008, pursuant to which CFC will merge with and into the Corporation (“Merger”), with the Corporation as the surviving corporation in the Merger.

	D.	The Merger is expected to be consummated on 1 July 2008.

	E.	Condition 4.4 of the Notes provides that in the case of a merger of Issuer, the surviving corporation shall expressly assume by supplemental note deed poll all the obligations and covenants under the Notes and the Note Deed Poll to be performed and observed by the Issuer.

	F.	This First Supplemental Note Deed Poll has been duly authorized by all necessary corporate action on the part of CFC and the Corporation.

	G.	CFC and the Corporation are of the opinion that this First Supplemental Note Deed Poll is not materially prejudicial to the interests of the Noteholders.

	H.	The Issuer has delivered to the Programme Manager (as defined in the note Deed Poll) a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, stating that the Merger and this First

Supplemental Note Deed Poll comply with the Conditions and all conditions precedent provided for in the Conditions relating to the Merger have been complied with.

I.	Countrywide Home Loans, Inc., being the Guarantor under the Note Deed Poll has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, stating that the Guarantor’s obligations under the Guarantee remain in full force and effect after the Merger and the assumption by the Corporation of the due and punctual payment of the principal of (and premium, if any) and any interest on the Notes and the due and punctual performance of all the obligations, and the observance of every covenant, of the Issuer under the Note Deed Poll as set out in this First Supplemental Note Deed Poll.

J.	All things necessary to make this First Supplemental Note Deed Poll a valid note deed poll and agreement according to its terms has been done.
Operative provisions:
ASSUMPTION
Assumption of the Notes
The Corporation hereby represents and warrants that
it is a corporation organized and existing under the laws of the State of Delaware and is the surviving corporation in the Merger; and
the execution, delivery and performance of this First Supplemental Note Deed Poll has been duly authorized by the board of directors of the Corporation.
The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and any interest on all the Notes and the due and punctual performance of all the obligations, and the observance of every covenant, of the Issuer under the Note Deed Poll.
Name
Effective 1 July 2008, the name of Issuer shall be “Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation),” as the successor corporation under the Note Deed Poll.

Benefit and entitlement
This First Supplemental Note Deed Poll is executed as a deed poll. Accordingly, each Noteholder has the benefit of, and is entitled to enforce, this deed poll against the Issuer even though it is not a party to, or is not in existence at the time of execution and delivery of, this First Supplemental Note Deed Poll.
Rights independent
Each Noteholder may enforce its rights under this First Supplemental Note Deed Poll independently from each other Noteholder.
Noteholders bound
Each Noteholder and any person claiming through or under a Noteholder is bound by this First Supplemental Note Deed Poll.
Direction to hold this First Supplemental Note Deed Poll
Each Noteholder is taken to have irrevocably nominated and authorised the Registrar to hold this deed poll in New South Wales (or such other place as the Issuer and the Registrar agree) on its behalf. The Issuer and the Registrar acknowledge the right of every Noteholder to the production of this First Supplemental Note Deed Poll.
MISCELLANEOUS
Effect of this First Supplemental Note Deed Poll
Upon the later to occur of:
the execution and delivery of this First Supplemental Note Deed Poll by CFC and the Corporation; and
the effective time of the Merger,
the Note Deed Poll shall be supplemented in accordance with this First Supplemental Note Deed Poll, and this First Supplemental Note Deed Poll shall form a part of the Note Deed Poll for all purposes, and every Noteholder shall be bound thereby.
Note Deed Poll Remains in Full Force and Effect
Except as supplemented hereby, all provisions in the Note Deed Poll shall remain in full force and effect.
Note Deed Poll and Supplemental Note Deed Polls Construed Together
This First Supplemental Note Deed Poll is supplemental to the Note Deed Poll, and the Note Deed Poll and this First

Supplemental Note Deed Poll shall be read and construed together.
Confirmation and Preservation of Note Deed Poll.
The Note Deed Poll as supplemented by this First Supplemental Note Deed Poll is in all other respects confirmed and preserved.
Severability
In case any provision in this First Supplemental Note Deed Poll shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by this First Supplemental Note Deed Poll.
Terms Defined in the Note Deed Poll
All capitalized terms not otherwise defined in this First Supplemental Note Deed Poll shall have the meanings ascribed to them in the Note Deed Poll.
Addresses for Notices to the Corporation.
Any notice or demand which by any provisions of this First Supplemental Note Deed Poll or the Note Deed Poll is required or permitted to be given or served on the Corporation may be given in accordance with the Conditions or served by postage prepaid first class mail addressed (until another address is notified by the Corporation in accordance with the Conditions) as follows:
Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
NC1-007-07-06
Corporate Treasury Division
Charlotte, North Carolina 28255
Telephone: (980) 387-3776
Facsimile: (980) 386-0270
Attention: B. Kenneth Burton, Jr.
together with a copy to:
Bank of America Corporation
Legal Department
NC1-002-29-01
101 South Tryon Street
Charlotte, North Carolina 28255
Telephone: (704) 386-4238

Facsimile: (704) 386-1670
Attention: Teresa M. Brenner, Esq.
Headings
The headings of this First Supplemental Note Deed Poll have been inserted for convenience of reference only, are not to be considered part of this First Supplemental Note Deed Poll and shall in no way modify or restrict any of the terms or provisions hereof.
Benefits of First Supplemental Note Deed Poll
Nothing in this First Supplemental Note Deed Poll or the Notes, express or implied, shall give to any person, other than the parties to this First Supplemental Note Deed Poll and their successors and the Noteholders, any benefit of any legal or equitable right, remedy or claim under the Note Deed Poll, this First Supplemental Note Deed Poll or the Notes.
Counterparts
The parties may sign any number of copies of this First Supplemental Note Deed Poll. Each signed copy shall be an original, but all of them together represent the same agreement.
Governing law.
This First Supplemental Note Deed Poll is governed by the law in force in New South Wales.
Clauses 4.2, 4.3 and 4.4 of the Note Deed Poll apply to this First Supplemental Note Deed Poll in the same manner as they apply to the Note Deed Poll.
EXECUTED as a deed poll by each of CFC and the Corporation

Execution page

CFC

EXECUTED AS A DEED POLL by	)
)
COUNTRYWIDE FINANCIAL	)
CORPORATION acting under the	)
authority of that company in the presence	)
of:	) ) )
	)	/s/ Jennifer S. Sandefur

Signature of witness	)	By executing this deed the authorised
	)	signatory states that it has received no
	)	notice of revocation of its signing authority
Name of witness (block letters))

Corporation

EXECUTED AS A DEED POLL by	)
)
RED OAK MERGER CORPORATION	)
acting under the authority of that company	)
in the presence of:	) )
)
	)	/s/ Joe L. Price

Signature of witness	)	By executing this deed the authorised
	)	signatory states that it has received no
	)	notice of revocation of its signing authority
Name of witness (block letters))